UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2026 (June 9, 2026)

Hallmark Venture Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-56477	34-2001531
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

801 US Highway 1, North Palm Beach, Florida 33408

(Address of principal executive offices)

(877) 646-4833

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Change of Control Agreement

On June 9, 2026, Hallmark Venture Group, Inc., a Florida corporation (the “Company”), entered into a Change of Control Agreement (the “Control Agreement”) with Selkirk Global Holdings, LLC (“Selkirk”)and EQUORIX LLC (“EQUORIX”), pursuant to which EQUORIX acquired (a) 100,000 shares of Series A Preferred Stock (the “Acquired Preferred Stock”) from Selkirk and (b) 50,000,000 shares of common stock (the “Acquired Common Stock”) from the Company (collectively, the Acquired Preferred Stock and the Acquired Common Stock are referred to as the “Control Shares”). The closing of the Control Agreement occurred on June 9, 2026. The Acquired Preferred Stock constitutes 100% of the outstanding Series A Preferred Stock and constitutes voting control of the Company; the Acquired Common Stock represents approximately 75.55% of the outstanding shares of the Company’s common stock. Pursuant to the Control Agreement, the majority of the Board at the closing of the Control Agreement changed: Cho Sun Sik, Dong Wook Chung and In Chul Chung were elected as Directors of the Company, while Paul L. Strickland continued as a Director of the Company.

Intellectual Property Transfer and Technology Assignment Agreement

In conjunction with the Control Agreement and as partial consideration for the Company and Selkirk entering into the Control Agreement, the Company, as assignee, entered into an Intellectual Property Transfer and Technology Assignment Agreement (the “IP Assignment Agreement”) with Cho Sun Sik, a Director and a Co-Chief Executive Officer of the Company, and Sundori Drone Co., Ltd. (“Sundori Korea”), as assignors (Cho Sun Sik and Sundori Korea are referred to as the “Assignors”). Under the IP Assignment Agreement, the Assignors sold, assigned, transferred and conveyed to the Company all of their right, title and interest in and to a worldwide portfolio of drone technology, comprising twelve Korean patents and a body of worldwide trade secrets, manufacturing and engineering know-how, freedom-to-practice rights and foreign filing rights, excluding the Sundori brand marks (collectively, the “Assigned IP”).

Exclusive License-Back Agreement

In conjunction with the IP Assignment Agreement, the Company, as licensor, entered into an Exclusive License-Back Agreement (the “License-Back Agreement”) with Sundori Korea, as licensee. Under the License-Back Agreement, the Company granted Sundori Korea a royalty-free, perpetual, exclusive license to the Assigned IP within the Republic of Korea, such that Sundori Korea may continue its Korean domestic operations, including procurement to Korean governmental and defense customers.

Master Services Agreement

In conjunction with the IP Assignment Agreement, the Company, as customer, entered into a Master Services Agreement (the “Master Agreement”) with Sundori Korea, as service provider. Under the Master Agreement, Sundori Korea will provide foreign factory-setup, engineering-dispatch and training services to the Company and its to-be-designated joint venturers on an arm’s-length, fee-for-service basis, pursuant to separate statements of work.

Convertible Promissory Note

On May 26, 2026, the Company issued to EQUORIX an 8% Convertible Promissory Note with a total face value of $100,000 (the “EQUORIX Note”). The EQUORIX Note is a draw-down facility: it became effective upon EQUORIX’s delivery of initial consideration of $3,650, and EQUORIX may advance additional consideration from time to time, at its sole discretion, up to the $100,000 face value. As of the date of this Current Report on Form 8-K, EQUORIX had advanced an aggregate of $17,070 of principal. The EQUORIX Note bears interest at 8% per annum, compounded monthly, matures on May 25, 2027, and provides for a default interest rate equal to the lesser of 20% per annum and the highest rate permitted by law and a “Mandatory Default Amount” equal to 150% of the outstanding principal. The EQUORIX Note is convertible into shares of the Company’s common stock at a conversion price equal to a 25% discount to the average closing price of the common stock over the ten consecutive trading days prior to conversion, subject to increase (to 30%, 35% or 40%) if the Company loses DWAC/FAST eligibility, is placed on DTC “chilled” status, or both, and to a further permanent 10% increase upon an uncured event of default.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth above under Item 1.01. Entry into a Material Definitive Agreement is incorporated in this Item 2.01.

The Control Agreement was consummated by the Company, after the Board of Directors had determined, after investigation, that the best interests of the Company and its shareholders would be best served by acquiring the Assigned IP rather than to continue as a “shell company.”

The Board of Directors of the Company has adopted the business plan embodied by the Assigned IP, that is, drone development, manufacturing and training.

Please see “Our Company After Completion of the Control Agreement” below for a complete description of the Company following the completion of the Control Agreement.

form 10 information

Our Company After Completion of the Control Agreement

Upon the completion of the Control Agreement, the Company emerged from its long-standing status as a “shell company.” The Company’s Board of Directors has adopted the business plan embodied by the Assigned IP, that is, drone development, manufacturing and training.

forward-looking statements

References in this Current Report on Form 8-K to “us”, “we” and “our” are to Hallmark Venture Group, Inc., a Florida corporation, unless otherwise indicated.

In addition, certain other forward-looking statements herein are statements regarding financial and operating performance and results and other statements that are not historical facts. The words “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “forecast” and similar expressions are intended to identify forward-looking statements. Certain important risks could cause results to differ materially from those anticipated by some of the forward-looking statements. Some, but not all, of the important risks that could cause actual results to differ materially from those suggested by the forward-looking statements include, among other things: events that deprive us of the services of our executive officers; our ability to execute our drone-based business plan; our ability to obtain needed capital; and other uncertainties, all of which are difficult to predict and many of which are beyond our control.

Impending Corporate Name Change

On June 9, 2026, the holder of majority voting power of our company, acting by written consent in lieu of a meeting, approved a change of our corporate name from Hallmark Venture Group, Inc. to “SDR Drone Inc.” We intend to file an amendment to our Articles of Incorporation that is to effect this corporate action in the near future. The effective time of this corporate action, including a change in trading symbol, in the trading markets will depend on the date on which FINRA issues its approval of our related filing, of which there is no assurance.

History

Hallmark Venture Group, Inc. was originally incorporated in the State of Colorado on July 14, 1995, with the name CPC Office Systems, Inc. On July 12, 1999, the Company changed its name to Homesmart USA, Inc. On March 3, 2006, the Company moved its domicile to Nevada. On March 8, 2006, the Company changed its name to Smart Truck Systems, Inc. On March 6, 2008, the Company changed its name to Speech Phone, Inc. On July 16, 2008, the Company changed its name to Hallmark Venture Group, Inc. On March 22, 2022, the Company redomiciled and became a Florida corporation.

On November 2, 2020, the Company entered into a Plan of Merger and Acquisition Agreement (the “Stonecrest Merger Agreement”), pursuant to which the Company purchased Stonecrest Owner, LLC in exchange for the issuance of 10,000,000 shares of common stock and 100,000 shares of Series A preferred stock to the members of Stonecrest Owner, LLC. On July 12, 2021, the parties agreed to cancel and unwind the transactions contemplated by the Stonecrest Merger Agreement. As a result, all of the shares of common stock and preferred stock that were issued as part of that transaction were canceled.

On January 11, 2024, the Company entered into a Change of Control Agreement (the “CoC Agreement”) by and between John D. Murphy, Jr., the Company’s Director and CEO and JMJ Associates, LLC, an entity controlled by John D. Murphy, Jr. (“Murphy”), and Paul Strickland, the Company’s Director and Secretary, and Selkirk Global Holdings, LLC, and Beartooth Asset Holdings, LLC, both entities controlled by Paul Strickland (“Strickland”), and Steven Arenal and Aurum International Ltd., an entity controlled by Steven Arenal (“Aurum”) and, pursuant to which Murphy, Strickland, and their respective control entities assigned the Series A preferred shares controlled by each to Aurum. Strickland transferred 196,519 in restricted common shares to Aurum. In exchange, Murphy and Strickland retained 5% equity in the Company, post-restructuring, and these shares have an 18-month anti-dilution provision as described in the Anti-Dilution Agreement executed between the Parties. Murphy and Strickland also cancelled debts owed to each by the Company. Strickland cancelled $83,342.25 in debts. Murphy cancelled $74,501 in debts. Murphy received $70,000 from Aurum in exchange for partial debt cancellation delivered into Escrow on February 27, 2024. Aurum received a $77,000 10% convertible promissory note in exchange for partially paying the Company’s debt owed to Murphy.

Pursuant to the CoC Agreement, Murphy and Strickland would assign the Series A preferred shares controlled by each to Aurum, and Strickland was to transfer 196,519 restricted common shares to Aurum. In exchange, Murphy and Strickland would retain a 5% equity interest in the Company on a post-restructuring basis, subject to an 18-month anti-dilution provision as set forth in the Anti-Dilution Agreement executed among the parties. In connection with the CoC Agreement, Murphy and Strickland would have cancelled certain indebtedness owed to them by the Company. Strickland was to cancel $83,342 in outstanding obligations, and Murphy was to cancel $74,501 in outstanding obligations. Murphy was to receive $70,000 from Aurum in partial consideration for the debt cancellation, which would have been delivered into escrow by February 27, 2024. The Company issued Aurum a $77,000 convertible promissory note bearing interest at 10% per annum in partial satisfaction of the Company’s indebtedness to Murphy. All consideration under the CoC Agreement was to be subject to the terms and conditions of the Escrow Agreement executed among the parties.

On January 11, 2024, John D. Murphy, Jr. resigned as Director and Officer of the Company and all other positions he held with the Company.

On January 11, 2024, Paul Strickland resigned as Director and Officer of the Company and all other positions he held with the Company.

On January 11, 2024, Steven Arenal was elected as Director of the Company and appointed Chief Executive Officer, President, and Secretary of the Company.

On February 27, 2024, Steve Arenal and Aurum International Ltd. were given notice of default and failure to perform on the agreements they had signed, and Strickland and Murphy also gave notice of cancellation of all the foregoing agreements.

On February 28, 2024, a special meeting of shareholders was held removing Arenal and reinstating Murphy and Strickland and reversing and canceling all of the foregoing Aurum International Ltd / Arenal agreements.

On February 28, 2024, the Company filed an 8-K disclosing the cancellation, termination, and failure to perform on the aforementioned Arenal / Aurum agreements.

On March 4, 2024, The Company and its Board of Directors approved a 1:500 reverse split of the Company’s common stock.

On March 7, 2024, The Company filed the Amended and Restated Articles of Incorporation with Florida Secretary of State reflecting the 1:500 reverse split of the Company’s common stock. The reverse split was approved by FINRA effective April 24, 2025.

On September 26, 2024, the Company and its Board of Directors approved the following; i) Agreement and Plan of Reorganization; ii) Change of Control Agreement; iii) Escrow Agreement, iv) Anti-Dilution Agreement; v) Cancellation of the October 6, 2022 Selkirk Global Holdings, LLC Note; vi) Cancellation of the April 6, 2023 Selkirk Global Holdings, LLC Note, vii) Cancellation of the December 12, 2023 Strickland Convertible Exchange Note; viii); and the Company authorized its Secretary to open a bank account in the name of the Company.

On September 26, 2024, the Company and Jubilee Intel, LLC (“Jubilee”) entered into an Agreement and Plan of Reorganization (the “Merger”) whereby the Company acquired 100% membership interests in Jubilee in exchange for 100,000 shares of Series A Preferred Stock. As a result of the Merger, Jubilee became a wholly owned and operating subsidiary of the Company.

On April 24, 2025, the 1:500 reverse split of the Company’s common stock processed by FINRA.

On May 12, 2025, the Company executed a Membership Interest Assignment Agreement with Evan Bloomberg, its former officer and director. Under this agreement, the Company transferred 100% of its membership interest in Jubilee Intel, LLC to Mr. Bloomberg. In exchange, Mr. Bloomberg transferred all 100,000 Series A Preferred Shares of the Company to Selkirk Global Holdings, LLC, an entity controlled by Paul Strickland, the Company’s sole director and officer. This transaction resulted in the demerger of Jubilee Intel, LLC, which ceased to be a wholly owned subsidiary of the Company. Though the demerger contract was executed on May 12, 2025, the Company effectively lost control of Jubilee on March 31, 2025. Accordingly, Jubilee Intel, LLC has been presented as a discontinued operation as of December 31, 2024 until March 31, 2025, the date the Company effectively lost control of it. All other agreements with Mr. Bloomberg were also terminated at that time.

On August 7, 2025, the Company reinstated the related party debts that were cancelled pursuant to the failed Jubilee Merger.

Recent Change-in-Control Event

Change of Control Agreement. On June 9, 2026, Hallmark Venture Group, Inc., a Florida corporation (the “Company”), entered into a Change of Control Agreement (the “Control Agreement”) with Selkirk Global Holdings, LLC (“Selkirk”)and EQUORIX LLC (“EQUORIX”), pursuant to which EQUORIX acquired (a) 100,000 shares of Series A Preferred Stock (the “Acquired Preferred Stock”) from Selkirk and (b) 50,000,000 shares of common stock (the “Acquired Common Stock”) from the Company (collectively, the Acquired Preferred Stock and the Acquired Common Stock are referred to as the “Control Shares”). The closing of the Control Agreement occurred on June 9, 2026. The Acquired Preferred Stock constitutes 100% of the outstanding Series A Preferred Stock and constitutes voting control of the Company; the Acquired Common Stock represents approximately 75.55% of the outstanding shares of the Company’s common stock. Pursuant to the Control Agreement, the majority of the Board at the closing of the Control Agreement changed: Cho Sun Sik, Dong Wook Chung and In Chul Chung were elected as Directors of the Company, while Paul L. Strickland continued as a Director of the Company.

Intellectual Property Transfer and Technology Assignment Agreement. In conjunction with the Control Agreement and as partial consideration for the Company and Selkirk entering into the Control Agreement, the Company, as assignee, entered into an Intellectual Property Transfer and Technology Assignment Agreement (the “IP Assignment Agreement”) with Cho Sun Sik, a Director and a Co-Chief Executive Officer of the Company, and Sundori Drone Co., Ltd. (“Sundori Korea”), as assignors (Cho Sun Sik and Sundori Korea are referred to as the “Assignors”). Under the IP Assignment Agreement, the Assignors sold, assigned, transferred and conveyed to the Company all of their right, title and interest in and to a worldwide portfolio of drone technology, comprising twelve Korean patents and a body of worldwide trade secrets, manufacturing and engineering know-how, freedom-to-practice rights and foreign filing rights, excluding the Sundori brand marks (collectively, the “Assigned IP”).

Exclusive License-Back Agreement. In conjunction with the IP Assignment Agreement, the Company, as licensor, entered into an Exclusive License-Back Agreement (the “License-Back Agreement”) with Sundori Korea, as licensee. Under the License-Back Agreement, the Company granted Sundori Korea a royalty-free, perpetual, exclusive license to the Assigned IP within the Republic of Korea, such that Sundori Korea may continue its Korean domestic operations, including procurement to Korean governmental and defense customers.

Master Services Agreement. In conjunction with the IP Assignment Agreement, the Company, as customer, entered into a Master Services Agreement (the “Master Agreement”) with Sundori Korea, as service provider. Under the Master Agreement, Sundori Korea will provide foreign factory-setup, engineering-dispatch and training services to the Company and its to-be-designated joint venturers on an arm’s-length, fee-for-service basis, pursuant to separate statements of work.

Convertible Promissory Note. On May 26, 2026, the Company issued to EQUORIX an 8% Convertible Promissory Note with a total face value of $100,000 (the “EQUORIX Note”). The EQUORIX Note is a draw-down facility: it became effective upon EQUORIX’s delivery of initial consideration of $3,650, and EQUORIX may advance additional consideration from time to time, at its sole discretion, up to the $100,000 face value. As of the date of this Current Report on Form 8-K, EQUORIX had advanced an aggregate of $17,070 of principal. The EQUORIX Note bears interest at 8% per annum, compounded monthly, matures on May 25, 2027, and provides for a default interest rate equal to the lesser of 20% per annum and the highest rate permitted by law and a “Mandatory Default Amount” equal to 150% of the outstanding principal. The EQUORIX Note is convertible into shares of the Company’s common stock at a conversion price equal to a 25% discount to the average closing price of the common stock over the ten consecutive trading days prior to conversion, subject to increase (to 30%, 35% or 40%) if the Company loses DWAC/FAST eligibility, is placed on DTC “chilled” status, or both, and to a further permanent 10% increase upon an uncured event of default.

Our Business

Our Mission. Our mission is to convert a proven, certified Korean defense technology platform into a trusted, locally produced unmanned aerial systems for the United States and allied markets — and, in doing so, to capture a meaningful share of the structural demand created by the global rebuild of military-drone stockpiles, allied restrictions on Chinese-made systems, and by binding offset obligations on Korean defense exports.

Market Opportunity. We believe our business sits at the intersection of several large, structural demand drivers:

Global Drone Market Growth. Independent market research projects that the global drone market will reach approximately US$165 billion by 2030 (~14% compound annual growth). Within that market, the military-drone segment alone is estimated to grow from roughly US$16–47 billion in 2025 to approximately US$23–98 billion by 2030–2033 (per estimates from MarketsandMarkets and Grand View Research). The Russia–Ukraine and Iran–Israel conflicts have demonstrated that small unmanned systems have become decisive, consumable munitions rather than optional reconnaissance assets, and the United States, China and other major militaries are rebuilding war stocks accordingly.

Allied Restrictions on Chinese Systems. DJI and other Chinese manufacturers are estimated to hold approximately 70% of the global drone market and more than 90% of the global consumer-drone market. Section 848 of the U.S. National Defense Authorization Act, the American Security Drone Act, the Department of Defense’s “Blue UAS” trusted-supplier framework and parallel European measures bar Chinese-made drones from U.S. and allied defense, public-safety and critical-infrastructure procurement. We believe this creates a structural demand vacuum for trusted, NDAA-compliant, allied-origin platforms — precisely the category occupied by the Sundori platform.

Korean National “K-Drone Dominance” Policy. On June 1, 2026, the Republic of Korea announced its national Drone and Counter-Drone Grand Transition Strategy, which we refer to as the “K-Drone Dominance” strategy. The strategy commits ~KRW 1.7 trillion (~US$1.26 billion) of public procurement over five years (roughly 95,000 drones and 5,700 counter-drone systems, with about 80% of deliveries expected in 2029–2030), ~KRW 150 trillion (~US$111 billion) of growth financing over five years, including a dedicated unmanned-aircraft R&D center, and targets to grow Korea’s global drone market share from around 2.2% to about 10% by 2030. We expect Sundori Korea, as a Korean Ministry of National Defense (“MND”)-certified supplier, to be a direct beneficiary of this strategy.

Korean Defense Offset Pools. Poland, the United Arab Emirates and Türkiye have collectively purchased approximately US$37 billion of major Korean defense systems (including K2 main battle tanks, K9 self-propelled howitzers, FA-50 fighters, Chunmoo multiple-launch rocket systems and the Cheongung-II missile system), which carry an estimated US$13 billion of binding offset and local-content obligations. To count toward those offset obligations, a system must be MND-certified — a clearance Sundori Korea already holds and that competing local entrants in those countries generally do not. We intend to organize foreign joint ventures whose locally produced SDR drones qualify under offset programs, effectively allowing the Korean defense ecosystem to underwrite the establishment of joint-venture production capacity.

Our Platform and Products. The Sundori platform is a full-stack UAS family designed and built end-to-end in-house by Sundori Korea, with approximately 100% domestic core component sourcing and military-grade encryption and anti-jamming design. Annual production capacity is approximately 1,000 airframes. The principal platforms are:

H5 Multirotor: A long-endurance multirotor providing approximately 55 minutes of flight time, an approximately 15-kilometer command and control link, a 5-kilogram drop payload and a top speed of approximately 70 km/h, with a 2K, 10×-zoom electro-optical sensor, a 4K, 30×-zoom thermal sensor with infrared and AI tracking.

T-dori Hybrid Wired/Wireless Tethered Platform: A hybrid wired/wireless tethered system providing approximately six hours of continuous tethered flight, approximately 150 meters of tethered altitude (up to approximately 500 meters when released), a 5-kilometer command range, a 15.5-kilogram maximum take-off weight and an integrated 6,000-lumen searchlight. The T-dori platform has been designated an “Excellent Defense Commercial Product” by the Korean government.

VT-100 “Aether” VTOL Fixed-Wing: A swarm-capable, vertical-takeoff-and-landing fixed-wing strategic intelligence, surveillance and reconnaissance (“ISR”) aircraft providing approximately 10 hours of endurance, a 300–1,000-kilometer mission radius, a 15-kilogram payload, a 64-kilogram maximum take-off weight and a 6,000-meter service ceiling.

F10i Loitering Munition / Kamikaze: A low-cost, 3D-printed loitering munition (“one-way-attack” class) designed for swarm-controlled operation.

SDR-ONE Integrated Flight Board: A proprietary single-board flight controller designed with approximately 40% fewer components and approximately 30% lower cost than typical industry equivalents, incorporating military-grade encryption and anti-jam features.

MFS Swarm Operating System and FANET Mesh: A proprietary one-operator, multi-vehicle (“1-vs-N”) swarm control system that allows a single operator to fly up to approximately 10 aircraft simultaneously over a self-healing FANET mesh network, including AI-supported swarm formation control. Sundori Korea received the 2023 Minister of National Defense Dronebot Challenge Excellence Award in part for this technology.

Intellectual Property and Technology Transfer. Pursuant to the Integrated Global IP Deal, we hold worldwide rights to (i) the 12 registered Korean patents (including patents on the SDR-ONE board, the MFS swarm and multi-control software, hybrid wired/wireless drone systems, hydrogen-fueled wired drones, landing-station technology, cable fall-retardation devices, search-and-rescue drones and agricultural drone control), (ii) six registered Korean industrial designs and (iii) the underlying technology bundle (trade secrets, firmware and source code, AI/ML model weights and training data, BOM and supplier-qualification data, manufacturing process documentation and test procedures). The Korean patents have been published and the underlying inventions therefore enter the public domain outside Korea on a forward basis, so our defensible competitive position outside Korea rests on (a) the un-published technology bundle and trade secrets and (b) a forward U.S. and allied patent program.

We intend to file new applications with the United States Patent and Trademark Office (USPTO) and under the Patent Cooperation Treaty in allied jurisdictions covering next-generation improvements not previously disclosed, trade-secret-derived inventions and joint-venture-developed enhancements. We believe these forward filings, together with our trade-secret protections, will support an enforceable U.S./NATO patent estate distinct from the published Korean filings.

Business Model — Five Revenue Streams. Our planned revenue model has five components:

● Intellectual property royalty — approximately 10% of each joint venture’s revenue on every airframe produced.

● Component-supply margin — sales by Sundori Korea to the joint ventures of Korea-sourced critical components, including motors, RF modules, flight controllers and encryption modules.

● Joint-venture equity dividends — approximately 35–40% minority ownership in each joint venture, generating dividend distributions over time.

● Platform and software fees — recurring annual subscription fees for the ground control system, firmware updates and secure-communications software.

● Technology-transfer (“TOT”) milestone payments — one-time payments at the signing of each joint venture, covering the documented transfer of the technology bundle and the standing up of each joint-venture production line.

Management estimates that, over the five-year period from 2026 through 2031, these streams could in the aggregate generate approximately US$209 million of revenue in a base case (illustrative only; see “Risk Factors — Risks Related to Forward-Looking Projections”).

Joint-Venture Strategy and Offset Engine. We intend to organize joint ventures with local industrial primes in countries that carry binding offset obligations on existing Korean defense purchases (including Poland, the United Arab Emirates and Türkiye) and in additional U.S. and allied jurisdictions. In each joint venture, we expect to contribute the technology and a perpetual sublicense in exchange for an approximately 35–40% equity stake, a 10% royalty on airframe revenue, component-supply rights and a one-time TOT milestone payment. The joint venture will manufacture SDR-branded airframes locally, satisfying offset and local-content obligations and qualifying for the offset credits owed to the local prime under its existing Korean defense procurement contracts.

Manufacturing and Operations. Sundori Korea operates a Korean production facility located at 947 Hanam-daero, Hanam-si, Gyeonggi-do, with current annual production capacity of approximately 1,000 airframes. The Company itself is an intellectual property and licensing platform rather than a direct manufacturer, and will operate principally through joint ventures and Korean co-production arrangements. We expect joint-venture facilities, once established, to expand aggregate annual production capacity materially. Sundori Korea has been a Korean military supplier since 2019, has supplied approximately 70% of ROK Army training drones, has completed more than 10,000 training programs and has supported more than 500 operational missions.

Certifications, Approvals and Awards. Sundori Korea holds Korean MND certification and the approvals required to export and transfer its technology under offset programs, as well as ISO 9001 and ISO 14001 certifications. Sundori Korea’s products have received the 2023 Minister of National Defense Dronebot Challenge Excellence Award, designation as an “Excellent Defense Commercial Product” (2022), designation as an “Innovative Product” by the Korean Public Procurement Service, Korean “Venture Company” certification, “MAIN-BIZ” management-innovation SME certification, “INNO-BIZ” technology-innovation SME certification and the designation of Sundori Korea’s R&D unit as a Recognized Corporate Research Institute by the Korea Industrial Technology Association. Mr. Cho has received the Minister of National Defense Award, the Minister of SMEs and Startups Award and the Minister of Science and ICT Award.

Customers and Geographic Focus. Sundori Korea’s historical customers have consisted principally of Korean government and defense customers, including the Republic of Korea Army and the Korean National Fire Agency. Through the Company, we plan to expand into U.S. defense, public-safety and commercial markets, and into allied markets in Europe (with an initial focus on Poland, with a view toward the broader NATO market), the Middle East (with an initial focus on the United Arab Emirates) and other allied markets. Sundori Korea’s first commercial U.S. exports commenced in 2024.

Competition. The market for unmanned aerial systems is highly competitive and includes (i) Chinese manufacturers led by DJI, whose products are currently restricted from U.S. and allied defense procurement under the rules described above; (ii) U.S. domestic manufacturers such as Skydio, AeroVironment, Anduril Industries, Shield AI, Teal Drones (a unit of Red Cat Holdings), Easy Aerial and others; (iii) European manufacturers including Quantum Systems and Parrot; (iv) Israeli systems integrators such as Elbit Systems and Israel Aerospace Industries; and (v) other Korean and allied manufacturers. We compete primarily on the basis of a multi-year, field-proven product family, MND-certified status, allied/NDAA-compliant design and the ability of joint-venture-produced units to qualify for offset credit on existing Korean defense contracts.

Regulatory Matters. Our operations are subject to a complex and evolving set of laws and regulations, including: (i) U.S. export control laws (the International Traffic in Arms Regulations (ITAR), administered by the U.S. Department of State Directorate of Defense Trade Controls (DDTC), and the Export Administration Regulations (EAR), administered by the U.S. Department of Commerce); (ii) U.S. defense procurement frameworks (including Section 848 of the National Defense Authorization Act and the American Security Drone Act, which together restrict procurement of Chinese-origin UAS, and the Blue UAS / trusted-supplier framework); (iii) Korean export-control laws and the Korean Strategic Goods Control Act, administered by the Defense Acquisition Program Administration (DAPA) and the MND; (iv) the Federal Aviation Administration (FAA) and other civil aviation requirements applicable to UAS in the United States; and (v) various import, customs, sanctions and anti-corruption laws (including the U.S. Foreign Corrupt Practices Act and the Korean Improper Solicitation and Graft Act). The Company intends to register directly with the DDTC for ITAR purposes and to pursue Blue UAS / NDAA-compliant listing in the United States.

Insurance. We have not yet purchased insurance, including product liability insurance. However, our management intends to secure commercially reasonable insurance policies in the very near future.

Employees. As of the date of this Current Report, all engineering, manufacturing and operations personnel are employed by Sundori Korea. The Company has a small number of executives and personnel. Mr. Cho Sun Sik, the founder and CEO of Sundori Korea, serves as our principal technology and product officer pursuant to an arrangement with Sundori Korea. As we execute the joint-venture strategy, we expect personnel to be employed principally by the joint ventures and Sundori Korea, with the Company maintaining a lean U.S. headquarters.

Insurance

We have not yet purchased product liability or other insurance. However, our management intends to secure a commercially reasonable product liability insurance policy in the very near future.

Cybersecurity

Our Board of Directors oversees cybersecurity risk management in compliance with SEC guidance. Management’s role includes assessing and managing material risks from cybersecurity threats, developing and implementing cybersecurity policies and procedures, and ensuring compliance with applicable regulations.

To date, we have not experienced any material cybersecurity incidents that have materially affected, or are reasonably likely to materially affect, our business operations, financial condition, or results of operations. We remain vigilant in our efforts to protect against potential threats and continually assess our cybersecurity posture to adapt to the evolving threat landscape.

Risk Factors

Risks Related to our Company

We were a “shell company” prior to completing the Control Agreement. We were a “shell company” for over a year prior to completing the Control Agreement. As a result, there is a substantial doubt about our ability to continue as a going concern, unless we obtain additional capital with which to pursue our drone-based plan of business.

Rule 144 safe harbor is unavailable for the resale of shares issued by us, unless and until we have ceased to be a shell company and have satisfied the requirements of Rule 144(i)(1) and (2).

Following the closing of the Control Agreement, we believe that we are no longer a “shell company,” as defined by Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. Pursuant to Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144.

The term “Form 10 information” means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company, like our company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Current Report before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Further, investors should be aware of, and consider carefully, each of the following:

●	the shares of common stock comprising the Offered Units sold in this offering can be resold only through an effective resale registration statement under the Securities Act or pursuant to an available exemption from registration;

●	before Rule 144(i) would be potentially available for resales of any securities of our company, we will be required to file a registration statement under the Exchange Act and become subject to the reporting requirements of the Exchange Act and file the required Exchange Act reports for the requisite period of time (i.e., one year).

If we are unable to manage future expansion effectively, our business may be adversely impacted.

In the future, we may experience rapid growth in our operations, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of our Co-Chief Executive Officers; the loss of these executives could disrupt our operations and adversely affect the further development of our business.

Our success in establishing implementing our drone-based business strategies will depend, primarily, on the continued service of our Co-Chief Executive Officers, Cho Sun Sik and Dong Wook Chung. The loss of service of Messrs. Cho and Chung, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not entered into employment agreements with Messrs. Cho and Chung. We have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed.

If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our business plan depends on marketing of our products, which may not be accepted in the marketplace.

Our industry is extremely competitive and we have yet to attain any market share. In order to achieve successful operations, we will depend on effective marketing to, first, gain entry into the industry and, then, to achieve market share. We do not employ a marketing agency. Employing a greater number of marketing personnel or a marketing agency would require greater financial resources than we currently possess. Furthermore, our ability to attract independent sales representatives may be limited without greater name recognition, an advertising campaign and market penetration. Unless we are able to address these limitations in our marketing capabilities, you may expect our revenues to be limited and we may have difficulty staying in business. Under such circumstances, our stock cannot be expected to gain in value.

We are an early-stage company with an unproven business model and our business may not become profitable.

We are an early-stage company with a limited operating history upon which you can evaluate our business. We have very limited historical financial data. As a result of these factors, the revenue and income potential of our business is unproven, and we have only a limited operating history upon which to base an evaluation of our current business and future prospects. Because of our limited operating history, we have limited insight into trends that may emerge and affect our business. We may make errors in predicting and reacting to relevant business trends, which could harm our business. Early-stage companies in new and rapidly evolving markets such as ours frequently encounter risks, uncertainties, and difficulties, including those described in this section. We may not be able to successfully address any or all of these risks. Failure to adequately address such risks could cause our business, financial condition, results of operations and prospects to suffer.

Our financial condition could be adversely affected if our available liquidity is insufficient.

If our business is significantly adversely affected by further deterioration in the economic environment or otherwise, it could lead us to seek new or additional sources of liquidity to fund our needs. Currently, for a non-investment-grade company such as ours, the capital markets are challenging, with limited available financing and at higher costs than in recent years. There can be no guarantees that we would be able to access any new sources of liquidity on commercially reasonable terms or at all.

We may lose or fail to attract and retain key employees and management personnel.

As we expand our operations, our employees will be extremely important assets. An important aspect of our competitiveness will be our ability to attract and retain key employees and management personnel. Our ability to do so is influenced by a variety of factors, including the compensation we award, and could be adversely affected by our financial or market performance.

We currently have limited management and staff, which could limit our ability to effectively seize market opportunities and grow our business.

Our operations are subject to all of the risks inherent in a growing business enterprise, including the likelihood of operating losses. As a smaller company with a limited operating history, our success will depend, among other factors, upon how we manage the problems, expenses, difficulties, complications and delays frequently encountered in connection with the growth of a new business, products and channels of distribution, and current and future development. In addition, as a company with a limited operating history and limited management and staff to grow our business and manage the risks inherent in a growing business enterprise, these factors could limit our ability to effectively seize market opportunities and grow.

Our ability to grow our business may depend on developing a positive brand reputation.

Establishing and maintaining a positive brand reputation is critical to attracting new customers. If we are unable to establish, maintain and enhance our brand reputation and customer satisfaction, our ability to attract new customers will be harmed.

Investors may lose their entire investment if we fail to reach profitability.

We have no demonstrable operations record from which you can evaluate the business and its prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. We cannot guarantee that we will be successful in accomplishing our objectives. To date, we have incurred losses and will continue to do so in the foreseeable future. Investors should therefore be aware that they may lose their entire investment in the securities.

Litigation or legal proceedings could expose us to significant liabilities and damage our reputation.

We may become party to litigation claims and legal proceedings. Litigation involves significant risks, uncertainties and costs, including distracting of management’s attention away from our current business operations. We evaluate litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we establish reserves and/or disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. We caution you that actual outcomes or losses may differ materially from those envisioned by our current assessments and estimates. Our policies and procedures require strict compliance by our employees and agents with all United States and local laws and regulations applicable to our business operations, including those prohibiting improper payments to government officials. Nonetheless, there can be no assurance that our policies and procedures will always ensure full compliance by our employees and agents with all applicable legal requirements. Improper conduct by our employees or agents could damage our reputation in the United States and internationally or lead to litigation or legal proceedings that could result in civil or criminal penalties, including substantial monetary fines, as well as disgorgement of profits.

If we do not effectively manage changes in our business, these changes could place a significant strain on our management and operations.

To manage our growth successfully, we must continue to improve and expand our systems and infrastructure in a timely and efficient manner. Our controls, systems, procedures and resources may not be adequate to support a changing and growing company. If our management fails to respond effectively to changes and growth in our business, including acquisitions, this could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

Our operating expenses could increase without a corresponding increase in revenues.

Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our consolidated financial results and on an investment in the Offered Units. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

Our lack of adequate directors and officers liability insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future, we may be subject to litigation, including potential class action and shareholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors, should they be subject to legal action based on their service to our company, could have a material adverse effect on our financial condition, results of operations and liquidity. Further, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

Our Board of Directors may change our policies without shareholder approval.

Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Our liability for estimated warranties may be inadequate, which could materially adversely affect our business, financial condition and results of operations.

A material disruption at one of our suppliers’ facilities could prevent us from meeting customer demand, reduce our sales and negatively affect our overall financial results.

Any of the following events could cease or limit operations unexpectedly: fires, floods, earthquakes, hurricanes, on-site or off-site environmental incidents or other catastrophes; global pandemic; utility and transportation infrastructure disruptions; labor difficulties; other operational problems; or war, acts of terrorism or other unexpected events. Any downtime or damage at our suppliers’ facilities or our facilities could prevent us from meeting customer demand for our products or require us to make more expensive purchases from a competing supplier. If our suppliers were to incur significant downtime, our ability to satisfy customer requirements could be impaired, resulting in customers seeking products from other distributors, as well as decreased customer satisfaction and lower sales and operating income.

Cybersecurity risks related to the technology used in our operations and other business processes, as well as security breaches of company, customer, employee and vendor information, could adversely affect our business.

We will rely on various information technology systems to capture, process, store and report data and interact with customers, vendors and employees. Despite careful security and controls design, as the prevalence of cyber-attacks continues to increase, our information technology systems, and those of our third-party providers, could become subject to increased security threats, such as phishing and malware incidents. Our security measures may be unable to prevent certain security breaches, and any such network, system, data or other breaches could result in misappropriation of sensitive data, transactional errors, theft of funds, business disruptions, loss of or damage to intellectual property, loss of customers and business opportunities, unauthorized access to or disclosure of confidential or personal information (which could cause a breach of applicable data protection legislation), regulatory fines, penalties or intervention, reputational damage, reimbursement or other compensatory costs and additional compliance costs, any of which could have a material adverse effect on our reputation, business, financial condition, results of operations and cash flows.

Because the techniques used to obtain unauthorized access to, or disable, degrade or sabotage, information technologies systems change frequently, and may not be recognized until after they have been launched against a target, we may be unable to anticipate these techniques, implement adequate preventative measures or remediate any breach in a timely or effective manner. In addition, the development and maintenance of preventative or detective measures is costly, and requires ongoing monitoring and updating as technologies change and efforts to circumvent security measures become more sophisticated. As well as incurring additional costs, sophisticated hardware and operating system software and applications that we procure from third parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the systems, or we may be unable to successfully integrate and launch new systems as planned without disruptions to our operations. Misuse of internal applications, theft of intellectual property, trade secrets, funds or other corporate assets and inappropriate disclosure of confidential information could stem from such incidents.

Despite our efforts, we remain potentially vulnerable to cyber-attacks and security breaches, and any such attack or breach could adversely affect our reputation, business, financial condition or results of operations.

The drone industry is highly competitive, and such competition may increase the adverse effects of industry conditions, including the consolidation of the industry.

We operate in a very competitive environment characterized by competition from numerous local, regional, national and international drone developers and manufacturers. We may compete for financing, raw materials, skilled management and labor resources. Increased competition could require us to increase our selling incentives and/or reduce our prices, which could negatively affect our profits. We may be unable to successfully expand into or compete in the markets in new geographic areas.

There can be no assurance that our drones and related products will achieve market acceptance and grow; thus, the future of our business is uncertain. There can be no assurance that we will achieve market acceptance for our products. Our business may be disrupted by the introduction of new competing products and is subject to changing consumer preferences and industry trends, which may adversely affect our ability to plan for the future development and marketing of our products. Although the drone industry is extremely active and a growing industry, there is no assurance that we will be able to establish ourselves within such market or, even if we do, that general market acceptance for products would increase.

If we fail to maintain a positive reputation with customers concerning our products, we may not be able to attract or retain customers, and our operating results may be adversely affected. We believe that a positive reputation with consumers concerning our products will be highly important in attracting and retaining customers who have a number of choices from which to obtain drones and drone-related products. To the extent our products are perceived as low quality, unreliable or otherwise not compelling to customers, our ability to establish and maintain a positive reputation may be adversely impacted.

If our trademarks and other proprietary rights are not adequately protected to prevent use or appropriation by competitors, the value of the our brand or intellectual property may be diminished, and our business adversely affected. We rely, and expect to continue to rely, on a combination of confidentiality and license agreements with employees, consultants and third parties with whom we have relationships, as well as trademark, copyright, patent and trade secret protection laws, to protect our proprietary rights. If the protection of our intellectual property rights is inadequate to prevent use or misappropriation by third parties, the value of our company may be diminished, competitors may be able to more effectively mimic our technologies and methods of operations, the perception of our business and service to customers and potential customers may become confused in the marketplace, and our ability to attract customers may be adversely affected.

Risks Related to Our Technology and Intellectual Property

Our Korean patents are published, and our worldwide competitive position therefore depends in significant part on trade secrets and a forward U.S. and allied patent program.

The 12 Korean patents we hold have been published, and the inventions they disclose are accordingly in the public domain outside Korea on a forward basis. Our defensible competitive position outside Korea therefore rests on (a) the un-published technology bundle and trade secrets, and (b) our planned program to file new applications with the USPTO and under the Patent Cooperation Treaty covering next-generation improvements not previously disclosed. We may not be able to obtain patent protection in the United States or other jurisdictions on commercially meaningful claims, or at all. The pendency, scope and enforceability of any future patents will depend on the actions of patent offices, examiners, courts and competitors, none of which we control.

Trade secrets are difficult to protect, particularly across borders and through joint ventures.

Our technology bundle, including manufacturing process data, supplier-qualification records, firmware and source code, AI/ML model weights and training data, will be shared with our joint ventures, with Korean co-production partners, and with employees, contractors and consultants in multiple jurisdictions. Despite confidentiality agreements, technical safeguards and inventor-assignment bundles, our trade secrets may be misappropriated, leaked or independently developed by others, particularly in jurisdictions with weaker intellectual property enforcement regimes than those of Korea or the United States. Any such loss could materially impair our competitive position and our ability to obtain royalties from joint ventures.

Our products and technology may infringe the intellectual property of others, and we may be subject to costly infringement claims.

UAS and related software, including swarm control and AI-driven autonomy, are the subject of numerous patents, patent applications and other intellectual property rights held by both established defense contractors and emerging competitors. Third parties may assert infringement, misappropriation or other intellectual-property claims against us, our joint ventures, our suppliers or our customers. Defending against these claims, even if unsuccessful for the claimant, can be expensive and divert management attention, and an adverse outcome could subject us to damages, injunctive relief, the requirement to obtain licenses on unfavorable terms or to redesign our products.

We rely on a worldwide brand license from Sundori Korea, and disputes with Sundori Korea could disrupt our business.

Our use of the “SDR” and “Sundori” marks depends on a perpetual, worldwide brand license from Sundori Korea. If a dispute arises between us and Sundori Korea (including with respect to the scope of the license, royalty obligations, branding standards, conduct of our affiliate or joint-venture partners, or other matters), the resolution of the dispute could materially adversely affect our ability to use those marks, with material consequences for our business.

Risks Related to Manufacturing, Supply Chain and Joint Ventures

Our planned business model depends on the formation of joint ventures in Poland, the United Arab Emirates, Türkiye and other countries, none of which is assured.

A central element of our business plan is the formation of joint ventures with local industrial primes in countries that carry offset obligations on existing Korean defense purchases. There is no assurance that we will succeed in negotiating, executing or closing any of these joint ventures, that the local prime will be selected by its national government for offset credit on SDR-related production, or that joint-venture-produced units will be certified by the relevant in-country authorities. Each potential joint venture depends on factors outside our control, including the discretion of foreign governments, the willingness of the local prime to partner with us, customary commercial-due-diligence outcomes and the negotiation of complex multi-party agreements. Failure to close any individual joint venture, or to close on the timetable we currently anticipate, could materially adversely affect our results of operations.

Offset credits and government procurement decisions are within the discretion of foreign sovereigns.

Whether and how offset credit is allocated to SDR-produced airframes — and whether and how any foreign government will procure those airframes — are matters within the sovereign discretion of foreign governments. Procurement priorities and offset rules can be changed unilaterally, frequently for political reasons, and we may not have a remedy for changes in those policies. A change in the offset rules, the cancellation or reduction of an underlying defense procurement, a change in government, or sanctions or other geopolitical developments could materially adversely affect demand for our products.

We rely on Sundori Korea for production and supply, and any disruption could materially harm our business.

Until joint-venture production capacity is established, our ability to deliver airframes will depend on Sundori Korea’s Korean facility. Sundori Korea’s current annual production capacity is approximately 1,000 airframes, which may be insufficient if demand grows materially, and the facility is subject to typical operating risks, including labor disputes, equipment failure, natural disasters, fire, supply-chain disruption, cyber attacks and regulatory action. In addition, our business model depends on Sundori Korea’s continued willingness and ability to (i) supply critical components (motors, RF modules, flight controllers and encryption modules) into the joint ventures and (ii) provide technology-transfer support to stand up joint-venture production lines. A disruption to Sundori Korea’s operations or a breakdown in our relationship with Sundori Korea would materially adversely affect our business.

Our supply chain includes specialized defense and electronics components for which alternative sources may not be available.

Sundori’s products incorporate specialized motors, RF and encryption modules, flight controllers, optical and thermal sensors and other components for which Sundori Korea has qualified specific Korean suppliers. The loss of any of these suppliers, increases in component prices, supply-chain shortages, sanctions or export controls on relevant components, or the failure of a supplier to meet our quality or security requirements could disrupt production and materially harm our business.

Risks Related to Defense, Government and Regulatory Matters

Our defense-grade UAS are subject to U.S. and Korean export controls, and any change or violation could materially harm our business.

Our products and underlying technology are or will be subject to the U.S. International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations (EAR), as well as the Korean Strategic Goods Control Act and other Korean export-control regimes administered by DAPA and the MND. Compliance with these regimes is complex and costly, and a violation — including an inadvertent technology transfer, an unauthorized re-export, a failure to obtain a required license, or a sanction-related transaction — could result in fines, denial of export privileges, suspension or debarment from government contracts, criminal penalties and reputational harm. Changes in U.S., Korean or allied export-control policies could disrupt our planned joint-venture and technology-transfer activities.

Our business depends on continued favorable U.S. government policies regarding allied-origin, NDAA-compliant drones.

Our market opportunity rests in significant part on U.S. legislative and regulatory measures — including Section 848 of the NDAA, the American Security Drone Act and the Blue UAS / trusted-supplier framework — that restrict procurement of Chinese-origin UAS. If these measures are modified or repealed, if their definitions of “covered foreign entity” or trusted-supplier criteria change in ways that disadvantage Sundori-derived products, or if competing low-cost Chinese drones regain access to U.S. and allied procurement, our addressable market and competitive position could be materially adversely affected.

Government contracts, including any future direct or indirect U.S. or allied defense contracts, are subject to extensive regulation and audit.

Any government contracts entered into by us or our joint ventures will be subject to extensive procurement regulations, including those relating to cybersecurity, supply-chain illumination, cost accounting standards, the Foreign Corrupt Practices Act, anti-trafficking, organizational conflicts of interest, mandatory disclosures and audit rights. Failures of compliance — including by joint-venture partners, foreign subcontractors or suppliers — could result in contract termination, suspension or debarment, financial penalties, criminal charges and damage to our reputation.

UAS operations in the United States and other jurisdictions are subject to extensive aviation regulation.

Commercial and public-safety operation of UAS in the United States is regulated by the FAA, including Part 107 rules for small UAS, Beyond Visual Line of Sight (BVLOS) authorizations, type-certification regimes for larger or higher-risk aircraft and emerging Remote Identification rules. Other jurisdictions impose similar or different requirements. Our customers’ ability to operate SDR airframes, and our ability to support those operations, depends on continued compliance with these rules, which are evolving rapidly. Changes could increase costs, reduce demand or render certain product configurations non-compliant.

Cybersecurity and data-protection risks are heightened for defense and dual-use products.

Our products incorporate firmware, ground-control software, communications protocols, AI/ML models and supply-chain data, all of which could be targeted by state-sponsored or criminal cyber actors. A successful cyber intrusion could compromise classified, controlled-unclassified or commercially sensitive customer information; corrupt firmware or AI/ML model weights; result in injury or property damage during a real-world mission; trigger reporting and notification obligations under U.S., Korean, EU or other privacy and cybersecurity laws; and materially damage our reputation.

Risks Related to International Operations

Our business is exposed to political, economic and currency risks in Korea, the United States and target joint-venture countries.

Sundori Korea’s manufacturing operations are concentrated in the Republic of Korea, our planned joint ventures are concentrated in jurisdictions including Poland, Türkiye and the United Arab Emirates, and our reporting and capital-markets activity is in the United States. We are exposed to political and economic instability, sanctions, war, terrorism (including in the regions in which our joint ventures may operate), nationalization, tariff and trade-policy changes, expropriation, civil unrest, public-health crises, currency controls and currency-exchange-rate volatility in each of these jurisdictions. The Korean Won, U.S. dollar, Polish Zloty, Turkish Lira and UAE Dirham have historically experienced material fluctuations, which could affect our revenues, expenses, asset values and competitive position.

Conducting business in foreign defense markets exposes us to anti-corruption, sanctions and offset-compliance risks.

Defense procurement processes in some of our target jurisdictions have historically been associated with corruption-related allegations, scrutiny by host-country and U.S. authorities, and procurement-related litigation. We will be subject to the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, the Korean Improper Solicitation and Graft Act and similar laws of other jurisdictions in which we, our joint ventures or our representatives operate. A finding of non-compliance — including an act by a joint-venture partner, agent or consultant for which we are held responsible — could result in fines, penalties, debarment from government contracts and reputational harm.

Risks Related to Our Corporate Structure and Relationships with Affiliates

Equorix LLC owns a large block of our common stock and Series A preferred stock and is expected to control matters submitted to stockholders.

Under the Change of Control Agreement, EQUORIX LLC acquired shares of our Series A preferred stock and 50,000,000 shares of our common stock. As a result, Equorix is, and is expected to remain, our largest stockholder and is expected to control the outcome of matters submitted to our stockholders for the foreseeable future, including the election of directors and the approval of significant corporate transactions. The interests of Equorix may differ from the interests of other stockholders, and the existence of this concentrated ownership may discourage transactions that could be beneficial to other stockholders, including a potential change in control.

Conflicts of interest may arise with Sundori Korea, with Equorix LLC and with their respective affiliates.

Sundori Korea is our largest source of intellectual property, manufacturing and technology services, holds the “SDR” and “Sundori” brand marks under which we operate and is controlled by Mr. Cho Sun Sik, who also serves in a senior role with the Company. Equorix LLC controls the affiliate that acquired the former 33.33% minority shareholding in Sundori Korea, has acquired control of HLLK and is expected to play a continuing operational and commercial role in our business. As a result, transactions between us and any of these affiliates — including the assignment of technology, the licensing of brand marks, the pricing of component supplies, the negotiation of joint-venture economics and the allocation of corporate opportunities — present inherent conflicts of interest. These conflicts may not be resolved in our favor.

Our use of a former public shell company as our SEC-reporting vehicle exposes us to historic and potential successor liabilities.

We are using HLLK, a former public shell company, as our SEC-reporting vehicle. Although HLLK had no operating business prior to the Change of Control Agreement, public shell companies may carry historical liabilities, contingent claims or undisclosed exposures (including SEC reporting, tax or stockholder claims) that may not be apparent at the time of acquisition. The cost of remediating any such matters, including any required restatement or amendment of prior SEC filings, the resolution of stockholder or regulator inquiries or the defense of legacy litigation, could be material.

We are a “smaller reporting company” and may be an “emerging growth company” and have elected to take advantage of reduced disclosure obligations.

As a smaller reporting company (and, if applicable, an emerging growth company under the JOBS Act), we are permitted to take advantage of reduced disclosure and reporting obligations, including reduced executive-compensation disclosure, exemptions from certain Sarbanes-Oxley auditor-attestation requirements and reduced periods for compliance with new or revised accounting standards. As a result, our disclosure may be less robust than that of comparable public companies, which may make it more difficult for investors to evaluate the Company.

Our common stock has limited public trading history and is currently quoted on the OTC markets, where liquidity is limited.

Our common stock has been quoted on the OTC markets (under the trading symbol HLLK and, going forward, the symbol associated with the SDR Drone Inc. name change). The OTC markets are not a national securities exchange, are not subject to the same listing standards and have historically been characterized by lower trading volumes, wider bid-ask spreads and higher price volatility than national exchanges. Investors in this offering may have difficulty selling their shares at prevailing market prices, or at all. We have stated our intention to pursue an uplisting from the OTC markets to OTCQB and ultimately to a national securities exchange, but there is no assurance that we will satisfy the applicable listing standards or that we will be able to complete any uplisting.

We have a large authorized share count and may issue substantial additional shares without stockholder approval.

Our authorized capital includes a large number of shares of common stock, which can be issued by our board of directors without stockholder approval (other than as required by law or our governing instruments). The issuance of additional shares — including in connection with the joint ventures, the technology-transfer milestones, future financings, or equity-based compensation — could be dilutive to existing stockholders, depress the market price of our common stock and discourage potential acquirers.

We may be classified as a passive foreign investment company or otherwise have adverse U.S. tax characteristics.

Our planned business model involves equity ownership of foreign joint ventures, royalty and licensing income from foreign sources, and a complex multi-jurisdictional intellectual property structure. Depending on the proportion of passive-type income, the composition of our assets and the structure of our investments, we could be classified as a passive foreign investment company or a controlled foreign corporation for U.S. tax purposes, or be subject to other adverse tax characterizations (including under the Global Intangible Low-Taxed Income or Base Erosion and Anti-Abuse Tax regimes). These characterizations could increase our effective tax rate and create adverse tax consequences for U.S. holders of our common stock.

Legal Proceedings

We are not currently involved in any legal proceedings.

Market Information

Our common stock is quoted under the symbol “HLLK” in the OTCID marketplace of OTC Link operated by OTC Markets Group, Inc. The table below presents the high and low sales prices per share for our common stock for the periods indicated, as reported by OTC Markets Group, Inc.

Quarter Ended:	High	Low
March 31, 2026	$0.5635	$0.01

Quarter Ended:	High	Low
March 31, 2025	$2.20	$1.95
June 30, 2025	$0.11	$0.11
September 30, 2025	$0.29	$0.29
December 31, 2025	$0.10	$0.10

Quarter Ended:	High	Low
March 31, 2024	$0.15	$0.10
June 30, 2024	$0.25	$0.25
September 30, 2024	$0.35	$0.35
December 31, 2024	$3.75	$1.30

As of June 16, 2026, the Company had (a) 66,177,020 shares of common stock issued and outstanding, with 53 holders of record, and (b) 100,000 shares of Series A Preferred Stock issued and outstanding, with one (1) holder of record.

As of June 16, 2026, 2,413,096 shares of the Company’s common stock were freely tradable. The remaining outstanding shares of common stock, 63,763,924 shares, are not free-trading shares and will not be eligible for sale pursuant to Rule 144 of the SEC, until the second quarter of 2027, at the earliest.

Transfer Agent

The transfer agent and registrar for our common stock is Liberty Stock Transfer, Inc., 788 Shrewsbury Ave., Suite 2163, Tinton Falls, New Jersey 07724; telephone number: (732) 372-0707, ext. 101.

Dividends

Holders of common stock are entitled to receive dividends as may be declared by our Board of Directors. Our Board of Directors is not restricted from paying any dividends, but is not obligated to declare a dividend. No dividends have ever been declared and it is not anticipated that dividends will be paid for the foreseeable future.

Management

Directors and Officers. The following table sets forth the names and ages of our company’s current directors and executive officers.

Name	Age	Position
Cho Sun Sik Dong Wook Chung In Chul Chung Paul L. Strickland David Lee Young-Sun Yoo Tong Soo “T.S.” Chung	44 56 66 50 61 66 71	Co-Chief Executive Officer and Director Co-Chief Executive Officer and Director Chief Operating Officer and Director Secretary and Director Director and Corporate Administrator Director Director

Cho Sun Sik has served our company as Co-Chief Executive Officer and Director, since June 9, 2026. Since he founded Sundori Drone Co., Ltd., a Republic of Korea-based company engaged in drone development, manufacturing and training, in March 2015, Cho Sun Sik has served as its Chief Executive Officer. His recognitions include the Minister of National Defense Award (2023), the Ministerial Commendation from the Ministry of SMEs and Startups (2022), the Ministerial Commendation from the Ministry of Science and ICT (2022), appointment as an Advisory Committee Member of the International Counter-Terrorism Research Center at the Korean National Police University (2021), a Mayor’s Commendation from the City of Hanam (2021), and First Place in the 1st Presidential Cup Aviation Sports Competition (2000).

Dong Wook Chung has served our company as Co-Chief Executive Officer and Director, since June 9, 2026. From 2017 to the present, Dong Wook Chung has served as CEO of K-Medicare Corp., a Republic of Korea-based medical agency for medical service tours. From 2023 to 2026, he served as CEO of Ismedia Co.Ltd., a Republic of Korea-based mobile phone camera inspection equipment manufacturer.

In Chul Chung has served our company as Chief Operating Officer and Director, since June 9, 2026. From September 2024 to October 2025, In Chul Chung served as General Manager of IsMedia Co., Ltd., a Republic of Korea-based mobile phone camera inspection equipment manufacturer. From August 2021 to August 2024, he served as Director of Research Institute for iMedicus Co., Ltd.

Paul Strickland has served our company variously as President, CEO, Secretary and Director, from 2020 to present. Mr. Strickland has nearly three decades of international business experience within the finance, entertainment, private equity, agriculture, mining, manufacturing and technology sectors. Since 2013, Mr. Strickland has served as a board member of public and private companies in North America and Asia. In 2017, Mr. Strickland formed Selkirk Global Holdings, a private holding company. Through Selkirk Global Holdings, Mr. Strickland serves as an officer and sits on the board of several small publicly traded companies across a wide variety of sectors, focusing on restructuring activities and corporate governance issues. He served as secretary and director of Supurva Healthcare Group, Inc. from 2017 to 2024. From 2017 to the present, Mr. Strickland has served as a director, and from June 2021 to the present, he has served as Secretary of SB Technology Holdings Inc. He has served as secretary and director of Jammin Java Corp from 2017 to present, secretary and director of High Performance Beverages Co. from 2017 to 2023, secretary and director of Humble Energy, Inc. from 2020 to 2024, secretary and director of Paradigm Oil and Gas, Inc. from 2020 to 2023, and sole director and officer of FONU2, Inc. since March 2021. From June 2020 to May 2022, Mr. Strickland served as secretary of Bayport International Holdings, Inc. Since September 2022, Mr. Strickland has served as the sole director and officer of iTOKK, Inc. In September 2024, Mr. Strickland became the Court-appointed Receiver of Global Tech Industries Group, Inc., a position he still currently holds. In March of 2025, Mr. Strickland became the sole director and officer of EVIO, Inc. From October of 2025 to April 2026, he served as Director and Secretary of QuantGate Systems, Inc. He received his Bachelor’s Degree in Foreign Language and International Affairs, with a minor in Asian Studies and Chinese Language, from the University of Puget Sound in 1998. He is fluent in Mandarin Chinese.

David Lee became a Director and Corporate Administrator of our company on June 12, 2026. Mr. Lee has more than 35 years of business experience spanning brand management, marketing, retail, fundraising, and event production. From 1990 to 1998, Mr. Lee led logo design and marketing initiatives at TGF Graphic Factory Inc. in New York, New York. From 1999 to 2015, he was the founder and operator of Wireless Republic L.L.C., of Denver, Colorado, and concurrently served as President of United Brokers L.L.C. Since 2015, and during the past five years, Mr. Lee’s principal occupation has been that of a private investor. Mr. Lee holds a degree in Fashion Design from Parsons School of Design and a degree in Costume History from New York University. Mr. Lee has not served as a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that act, or of any company registered as an investment company under the Investment Company Act of 1940, during the past five years.

Young-Sun Yoo became a Director of our company on June 12, 2026. Mr. Yoo is a senior finance executive with more than 35 years of experience in corporate financial management, commercial and investment banking, treasury, derivatives, risk management, and private equity. Since December 2023, Mr. Yoo has served as Chief Financial Officer and Executive Vice President of Hapcheon Food Co., Ltd., a Korean food manufacturer, where he oversees treasury and financial management. From June 2020 to March 2023, he served as Executive Vice President of Samtech Co., Ltd., an industrial safety products manufacturer, with responsibility for marketing and treasury. Previously, Mr. Yoo served as Chief Executive Officer of KH Chemical (now Kobon) (2018-2019); Chief Financial Officer and Executive Managing Director of Atinum Partners, a private equity firm (2015-2017); Executive Vice President and Head of Treasury of Hana Bank (2009-2015); Managing Director and Head of Risk Management of Hanjin Shipping (2006-2009); Head of the Derivatives Desk at Busan Bank (2003-2006); General Manager and Head of Treasury Sales at HSBC (1999-2002); and Treasurer of the Seoul branch of Royal Bank of Canada (1996-1999), with earlier roles at POSCO and Hanmi Bank, Los Angeles. Mr. Yoo holds an M.B.A. in Finance and International Business from the Stern School of Business at New York University and a B.A. in Economics from Sungkyunkwan University, Seoul, and has held U.S. FINRA/NFA Series 3, Series 6, and Series 63 licenses.

Tong Soo “T.S.” Chung became a Director of our company on June 12, 2026. Mr. Chung is an attorney and former United States government official with more than four decades of experience in law, foreign direct investment promotion, and international trade. Since June 2024, Mr. Chung has served as an advisor and Senior Foreign Counsel to LIN, a law firm based in Seoul, Republic of Korea, and since September 2024 he has served as Country Director of the Asia Office of the Utah Governor’s Office of Economic Development, which is responsible for attracting Asian investment to the State of Utah. From 2020 to 2025, Mr. Chung served as a Senior Advisor to the Global Procurement Development Institute (formerly Living Tree, Inc.); he has served as a Senior Advisor to Norstar Composite Co., Ltd. since 2015 and to Global Composite Cylinder Co., Ltd. since 2019. From May 2010 to December 2021, Mr. Chung was a Senior Foreign Counsel at Yulchon LLC, one of the largest full-service law firms in Korea, where his practice covered mergers and acquisitions, international trade and cross-border investment, public procurement, and international dispute resolution, and where he oversaw the firm’s offices in Vietnam, Indonesia, and Myanmar from 2015 to 2019. From May 2021 to 2024, Mr. Chung served as an Honorary Ambassador of Foreign Investment Promotion for the Republic of Korea by appointment of the Korean Ministry of Trade, Industry and Energy, and he has been a member of the Advisory Council to Invest Korea since 2023.

Terms of Office. The Executive Officers are appointed until their respective successors are duly elected and qualified or until their earlier resignation or removal in accordance with the Company’s bylaws. The Directors are appointed for a one-year term or until their successors are duly elected and qualified or until their earlier resignation or removal in accordance with the Company’s bylaws.

Family Relationships. There exist no family relationships among the Company’s Directors and Executive Officers.

Executive Compensation. The following table provides certain information regarding compensation awarded to, earned by or paid to the Company’s Chief Executive Officer during the years ended December 31, 2025 and 2024 (the “Named Executive Officer”).

Summary Compensation Table

	Fiscal Year			Stock	Option	All
	Ended	Salary	Bonus	Awards	Awards	Other	Total
Name and Principal Position	12/31	($)	($)	($)	($)	($)	($)
Paul L. Strickland	2025	-	-	-	-	-	-
Former President and Chief Executive Officer, current Secretary	2024	-	-	-	-	-	-

Evan Bloomberg	2025	45,000	-	-	-	-	45,000
Former President, CEO (resigned May 12, 2025)	2024	102,329	-	-	-	-	102,329

Dong Wook Chung (1)	2025	-	-	-	-	-	-
Co-Chief Executive Officer	2024	-	-	-	-	-	-

Cho Sun Sik (1)	2025	-	-	-	-	-	-
Co-Chief Executive Officer	2024	-	-	-	-	-	-

In Chul Chung (1)	2025	-	-	-	-	-	-
Chief Operating Officer	2024	-	-	-	-	-	-

(1) This person did not assume his positions with the Company until June 9, 2026.

Outstanding Option Awards. The following table provides certain information regarding unexercised options to purchase Common Stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Current Report on Form 8-K, for the named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dong Wook Chung	–	–	–	N/A	N/A	–	–	–	–
Cho Sun Sik	–	–	–	N/A	N/A	–	–	–	–
Paul L. Strickland	–	–	–	N/A	N/A	–	–	–	–
In Chul Chung	–	–	–	N/A	N/A	–	–	–	–

Compensation of Directors. During the years ended December 31, 2025 and 2024, no compensation was paid to the Company’s Directors in consideration for their services rendered in their capacities as Directors.

Securities Ownership

The following table sets forth, as of June 16, 2026, the shareholdings of (1) each person owning beneficially 5% or more of the Company’s outstanding common stock; (2) each executive officer of the Company, and (3) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment power over his securities. Information relating to beneficial ownership of securities by our principal shareholders and management is based upon information furnished by each person using beneficial ownership’ concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. Except as noted below, each person has sole voting and investment power. Unless otherwise indicated, the address of each person listed is c/o Hallmark Venture Group, Inc., 801 U.S. Highway 1, North Palm Beach, Florida 33408.

For purposes of computing the percentage of outstanding shares held by each person or group of persons, any shares that such person or persons has the right to acquire within 60 days of the date of this Current Report on Form 8-K are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Name of Beneficial Owner	Title of Class	Beneficial Ownership	Percent of Class(1)	Effective Voting Power(2)
Paul L. Strickland	Common Stock Series A Preferred Stock(A)	1,806,965(3) 0	2.73% 0%	*
Cho Sun Sik	Common Stock Series A Preferred Stock(A)	0 0	0% 0%	0%
Dong Wook Chung	Common Stock Series A Preferred Stock(A)	0 0	0% 0%	0%
In Chul Chung	Common Stock Series A Preferred Stock(A)	0 0	0% 0%	0%
David Lee	Common Stock Series A Preferred Stock(A)	140,000,000(4) (5) 100,000	90.80% 100%	99.86%
Young-Sun Yoo	Common Stock Series A Preferred Stock(A)	0 0	0% 0%	0%
Tong Soo “T.S.” Chung	Common Stock Series A Preferred Stock(A)	0 0	0% 0%	0%
All Officers and Directors as a Group (7 persons)	Common Stock Series A Preferred Stock(A)	141,806,965(6) 100,000	90.80% 100%	99.86%
EQUORIX, LLC(7)	Common Stock Series A Preferred Stock(A)	140,000,000(5) 100,000	90.80% 100%	99.86%
Nicosel, LLC(8)	Common Stock Series A Preferred Stock(A)	3,623,943 0	5.48% 0%	*

*	Less than 1%.
(A)	Each share of Series A Preferred Stock has the right to 100,000 votes in all matters submitted to the holders of the Company’s common stock, is convertible into 900 shares of the Company’s common stock, at any time at the holder’s discretion and is entitled to dividends at twice the rate paid to holders of the Company’s common stock.
(1)	Based on 66,177,020 shares of common stock outstanding as of June 16, 2026.
(2)	Based on 10,066,177,020 eligible votes.
(3)	These shares are owned of record by Selkirk Global Holdings, LLC, a company owned by Paul L. Strickland, a Director and Secretary of the Company, whose address is 120 State Ave. NE, Olympia, Washington 98501.
(4)	The securities are held of record by EQUORIX LLC. See Note 7 below.
(5)	50,000,000 of these shares are issued and 90,000,000 of these shares are unissued, but underlie currently convertible shares of Series A Preferred Stock.
(6)	51,806,965 of these shares are issued and 90,000,000 of these shares are unissued, but underlie currently convertible shares of Series A Preferred Stock.
(7)

Finnegan Capital LLC holds sole voting and investment (dispositive) power over the securities held by EQUORIX LLC. Liam Finnegan LLC is the sole member of Finnegan Capital LLC, and David Lee is the manager of Liam Finnegan LLC. By virtue of the foregoing, each of Finnegan Capital LLC, Liam Finnegan LLC and David Lee may be deemed to beneficially own such securities. Each disclaims beneficial ownership except to the extent of any pecuniary interest therein.

(8)	Based on a Schedule 13G filed by Nicosel, LLC on April 27, 2026, reporting sole voting and dispositive power over 3,623,943 shares of common stock (5.5% as reported therein). Salvatore Lauria is the manager of Nicosel, LLC.

Certain Relationships and Related Transactions

Change in Control Transaction.

Control Agreement. Effective June 9, 2026, the Company consummated the Control Agreement, pursuant to which EQUORIX acquired the Acquired Preferred Stock from Selkirk Global Holdings, LLC, a company owned by Paul L Strickland, our Secretary and Director, and the Acquired Common Stock from the Company. The Acquired Preferred Stock constitutes 100% of the outstanding Series A Preferred Stock and constitutes voting control of the Company; the Acquired Common Stock represents approximately 75.55% of the outstanding shares of the Company’s common stock. Pursuant to the Control Agreement, the majority of the Board at the closing of the Control Agreement changed: Cho Sun Sik, Dong Wook Chung and In Chul Chung were elected as Directors of the Company, while Paul Strickland continued as a Director of the Company.

Intellectual Property Transfer and Technology Assignment Agreement. In conjunction with the Control Agreement, the Company, as assignee, entered into an Intellectual Property Transfer and Technology Assignment Agreement (the “IP Assignment Agreement”) with Cho Sun Sik, a Director and a Co-Chief Executive Officer of the Company, and Sundori Drone Co., Ltd. (“Sundori Korea”), as assignors (Cho Sun Sik and Sundori Korea are referred to as the “Assignors”). Under the IP Assignment Agreement, the Assignors sold, assigned, transferred and conveyed to the Company all of their right, title and interest in and to a worldwide portfolio of drone technology, comprising twelve Korean patents and a body of worldwide trade secrets, manufacturing and engineering know-how, freedom-to-practice rights and foreign filing rights, excluding the Sundori brand marks (collectively, the “Assigned IP”).

Exclusive License-Back Agreement. In conjunction with the IP Assignment Agreement, the Company, as licensor, entered into an Exclusive License-Back Agreement (the “License-Back Agreement”) with Sundori Korea, as licensee. Under the License-Back Agreement, the Company granted Sundori Korea a royalty-free, perpetual, exclusive license to the Assigned IP within the Republic of Korea, such that Sundori Korea may continue its Korean domestic operations, including procurement to Korean governmental and defense customers.

Master Services Agreement. In conjunction with the IP Assignment Agreement, the Company, as customer, entered into a Master Services Agreement (the “Master Agreement”) with Sundori Korea, as service provider. Under the Master Agreement, Sundori Korea will provide foreign factory-setup, engineering-dispatch and training services to the Company and its to-be-designated joint venturers on an arm’s-length, fee-for-service basis, pursuant to separate statements of work.

Convertible Promissory Note. On May 26, 2026, the Company issued to EQUORIX an 8% Convertible Promissory Note with a total face value of $100,000 (the “EQUORIX Note”). The EQUORIX Note is a draw-down facility: it became effective upon EQUORIX’s delivery of initial consideration of $3,650, and EQUORIX may advance additional consideration from time to time, at its sole discretion, up to the $100,000 face value. As of the date of this Current Report on Form 8-K, EQUORIX had advanced an aggregate of $17,070 of principal. The EQUORIX Note bears interest at 8% per annum, compounded monthly, matures on May 25, 2027, and provides for a default interest rate equal to the lesser of 20% per annum and the highest rate permitted by law and a “Mandatory Default Amount” equal to 150% of the outstanding principal. The EQUORIX Note is convertible into shares of the Company’s common stock at a conversion price equal to a 25% discount to the average closing price of the common stock over the ten consecutive trading days prior to conversion, subject to increase (to 30%, 35% or 40%) if the Company loses DWAC/FAST eligibility, is placed on DTC “chilled” status, or both, and to a further permanent 10% increase upon an uncured event of default.

Loans from Paul Strickland. On December 31, 2023, Mr. Strickland forgave the $2,750 due to him. The amount was credited to paid in capital. As of December 31, 2025 and 2024, the outstanding balance due to Mr. Strickland was $0 and $0, respectively.

In addition, during the year ending December 31, 2023, the Company and its Board of Directors approved a $7,119, 0% convertible exchange note to Paul Strickland (“Holder”), Secretary and Director of the Company (the “Note”). The Note matures December 11, 2024 and is convertible into the Company’s common stock at a price equal to 50% of the average closing price of the Company’s common stock during the 25 consecutive trading days prior to the date on which the Holder elects to convert all or part of the Note. The Note is fully funded and has been issued to Holder in exchange for having made direct payments of Company expenses. The Note was in default.

This note was cancelled as part of the merger agreement on September 24, 2024. However, upon the deconsolidation of Jubilee in FY2025 due to the demerger, the note was reinstated.

On August 7, 2025, Mr. Strickland converted the entire balance owed to him into 83,753 shares of common stock.

As of December 31, 2025 and 2024, the outstanding balance due pursuant to this Note to Mr. Strickland was $0 and $0, respectively.

Convertible Notes. On October 5, 2022, the Company issued a $50,000, 10% convertible promissory note to Selkirk Global Holdings, LLC, (the “Note”), an entity controlled by Paul Strickland, the Company’s sole director and officer. The Note matures October 5, 2023, has a 10% OID and is convertible into the Company’s common stock at a price equal to 55% of the average closing price of the Company’s common stock during the 20 consecutive trading days prior to the date on which the holder elects to convert all or part of the Note. The Note is being funded through the direct payment of Company expenses. The Note was in default.

This note was cancelled as part of the merger agreement on September 24, 2024. However, upon the deconsolidation of Jubilee in FY2025 due to the demerger, the note was reinstated.

On August 12, 2025, Selkirk Global Holdings, LLC converted the entire balance owed to it into 941,363 shares of common stock.

As of December 31, 2025 and 2024, the outstanding balance due pursuant to this Note to Mr. Strickland was $0 and $0, respectively.

On April 6, 2023, the Company issued a $50,000, 10% convertible promissory note to Selkirk Global Holdings, LLC, (the “Note”). The Note matures April 5, 2024, has a 10% OID and is convertible into the Company’s common stock at a price equal to 55% of the average closing price of the Company’s common stock during the 20 consecutive trading days prior to the date on which the holder elects to convert all or part of the Note. The Note is being funded through the direct payment of Company expenses.

This note was cancelled as part of the merger agreement on September 24, 2024. However, upon the deconsolidation of Jubilee in FY2025 due to the demerger, the note was reinstated.

On August 12, 2025, Selkirk Global Holdings, LLC converted the entire balance owed to it into 402,038 shares of common stock.

As of December 31, 2025 and 2024, the outstanding balance due pursuant to this Note to Mr. Strickland was $0 and $0, respectively.

On July 17, 2025, the Company issued a $50,000, 6% convertible promissory note to Selkirk Global Holdings, LLC, (the “Note”), an entity controlled by Paul Strickland, the Company’s sole director and officer. The Note matures July 16, 2026, and is convertible into the Company’s common stock at a price equal to 50% of the average closing price of the Company’s common stock during the 10 consecutive trading days prior to the date on which the holder elects to convert all or part of the Note. The Note is being funded through the direct payment of Company expenses.

As of December 31, 2025, the outstanding balance due pursuant to this Note to Mr. Strickland was $27,326.46.

Settlement Liability. On November 3, 2020, the Company entered into a settlement agreement with Green Horseshoe, LLC on its past due notes payable with a principal balance of $285,206 and accrued interest of $296,670 representing a total amount of the settlement of $581,876. The settlement amount is non-interest bearing.

The agreement calls for the Company’s transfer agent to issue free-trading common shares to Green Horseshoe, LLC at a conversion rate of 50% of the average closing price of the Company’s shares for the 10 prior trading days prior to any issuance notice issued by Green Horseshoe, LLC. The Settlement Agreement also calls for the issuance of a fixed number of common shares (the “Settlement Shares”), totalling 5,000,000, to be issued at the current market price, subject to a 9.9% beneficial ownership cap.

On March 28, 2024, Green Horseshoe, LLC assigned the Settlement Agreement, Court Order, and balance of debt of $146,799 to Nicosel, LLC, a non-affiliate of the Company.

On May 6, 2024, this liability was assigned to Nicosel, LLC, a non-affiliate of the Company (Note 8).

The Company issued in partial settlement of this obligation 1,387,000 shares of common stock on November 5, 2020, at a value of $13,870; and 144,007 shares of common stock on May 20, 2025, at a value of $1,440.

The remaining shares to be issued at December 31, 2025 and 2024 were 3,468,993 and 3,613,000 respectively. The remaining balance of the stock payable liability was $34,690 and $36,130 as of December 31, 2025 and 2024, respectively

Transactions Relating to the Change of Control — EQUORIX LLC, David Lee and Sundori Drone Co., Ltd.

On June 9, 2026, EQUORIX acquired voting and economic control of the Company in the change-of-control transaction described above, acquiring 100,000 shares of Series A Preferred Stock and 50,000,000 shares of common stock and holding approximately 99.86% of the total voting power of the Company. EQUORIX is the Company’s controlling stockholder and is a related person of the Company. David Lee, a director of the Company and its Corporate Administrator, is the ultimate natural-person control person of EQUORIX through Finnegan Capital LLC and Liam Finnegan LLC, and may be deemed to have an indirect material interest in the transactions described in this section that involve EQUORIX. Each of EQUORIX, Finnegan Capital LLC, Liam Finnegan LLC and Mr. Lee disclaims beneficial ownership of the securities held by EQUORIX except to the extent of any pecuniary interest therein.

On May 26, 2026, the Company issued to EQUORIX an 8% Convertible Promissory Note with a total face value of $100,000 (the EQUORIX Note), as described above. Because EQUORIX is the Company’s controlling stockholder and Mr. Lee is a director and officer of the Company, the issuance of the EQUORIX Note is a related-party transaction. The EQUORIX Note bears interest at 8% per annum and is convertible into shares of the Company’s common stock on the terms described above.

In connection with the change of control, the Company acquired a worldwide portfolio of drone technology and twelve Korean patents (the Assigned IP) from Cho Sun Sik and Sundori Drone Co., Ltd. (Sundori Korea) under the Intellectual Property Transfer and Technology Assignment Agreement, and entered into the Exclusive License-Back Agreement and the Master Services Agreement with Sundori Korea, each as described above. Cho Sun Sik is a director and a Co-Chief Executive Officer of the Company and is the founder, principal shareholder and Chief Executive Officer of Sundori Korea. Each of these agreements is therefore a related-party transaction in which Mr. Cho has a direct or indirect material interest.

The consideration for the assignment of the Assigned IP did not consist of cash or the issuance of the Company’s securities to the assignors; rather, it consisted of the Company’s covenants set forth in the agreement, including the engagement of Mr. Cho as an officer of the Company, the Company’s commitment to deploy capital for the benefit of Sundori Korea and to pursue foreign joint ventures, and the grant of the Exclusive License-Back to Sundori Korea within the Republic of Korea. Under the Master Services Agreement, Sundori Korea provides engineering, factory-setup, training and technical-support services to the Company on an arm’s-length, fee-for-service basis. The Company has not recorded a separate purchase price for the Assigned IP and refers readers to the Company’s accounting position regarding the characterization and measurement of the transaction.

EQUORIX also controls an affiliate that holds the former 33.33% minority equity interest in Sundori Korea. As a result, the acquisition of the Assigned IP and the related agreements with Sundori Korea are transactions with parties affiliated with the Company’s controlling stockholder, and Mr. Lee may be deemed to have an indirect interest in those transactions in addition to the interest of Mr. Cho. The interests of the Company, EQUORIX, Mr. Lee, Mr. Cho and Sundori Korea may not be aligned, and these relationships present inherent conflicts of interest.

The foregoing transactions were reviewed and approved by the Company’s Board of Directors, including in accordance with Section 607.0832 of the Florida Business Corporation Act governing director conflict-of-interest transactions. The Company did not obtain an independent valuation or a fairness opinion in connection with the transactions. As a smaller reporting company, the Company’s threshold for disclosure of related-party transactions is the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years.

Statement of Policy. All future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

To the best of our knowledge, during the past three fiscal years, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01. Entry into a Material Definitive Agreement is incorporated in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01. Entry into a Material Definitive Agreement is incorporated in this Item 3.02.

Item 5.01 Changes in Control of Registrant.

Effective June 9, 2026, the closing date of the Control Agreement, there occurred a change in control of the Company. In conjunction with the Control Agreement, Cho Sun Sik, Dong Wook Chung and In Chul Chung were elected as Directors of the Company, while Paul L. Strickland continued as a Director of the Company. Certain information regarding the background of each of these directors is set forth above under Item 1.01. Entry into a Material Definitive Agreement is incorporated in this Item 5.01.

Subsequent to June 9, 2026, on June 12, 2026, three additional directors were appointed to the Company’s Board of Directors, David Lee, Young-Sun Yoo, Tong Soo “T.S.” Chung. Certain information regarding the background of each of these directors is set forth above under Item 1.01. Entry into a Material Definitive Agreement is incorporated in this Item 5.01.

The following table sets forth, as of June 16, 2026, the shareholdings of (1) each person owning beneficially 5% or more of the Company’s outstanding common stock; (2) each executive officer of the Company, and (3) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment power over his securities. Information relating to beneficial ownership of securities by our principal shareholders and management is based upon information furnished by each person using beneficial ownership’ concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. Except as noted below, each person has sole voting and investment power. Unless otherwise indicated, the address of each person listed is c/o Hallmark Venture Group, Inc., 801 U.S. Highway 1, North Palm Beach, Florida 33408.

For purposes of computing the percentage of outstanding shares held by each person or group of persons, any shares that such person or persons has the right to acquire within 60 days of the date of this Current Report on Form 8-K are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Name of Beneficial Owner	Title of Class	Beneficial Ownership	Percent of Class(1)	Effective Voting Power(2)
Paul L. Strickland	Common Stock Series A Preferred Stock(A)	1,806,965(3) 0	2.73% 0%	*
Cho Sun Sik	Common Stock Series A Preferred Stock(A)	0 0	0% 0%	0%
Dong Wook Chung	Common Stock Series A Preferred Stock(A)	0 0	0% 0%	0%
In Chul Chung	Common Stock Series A Preferred Stock(A)	0 0	0% 0%	0%
David Lee	Common Stock Series A Preferred Stock(A)	140,000,000(4) (5) 100,000	90.80% 100%	99.86%
Young-Sun Yoo	Common Stock Series A Preferred Stock(A)	0 0	0% 0%	0%
Tong Soo “T.S.” Chung	Common Stock Series A Preferred Stock(A)	0 0	0% 0%	0%
All Officers and Directors as a Group (7 persons)	Common Stock Series A Preferred Stock(A)	141,806,965(6) 100,000	90.80% 100%	99.86%
EQUORIX, LLC(7)	Common Stock Series A Preferred Stock(A)	140,000,000(5) 100,000	90.80% 100%	99.86%
Nicosel, LLC(8)	Common Stock Series A Preferred Stock(A)	3,623,943 0	5.48% 0%	*

*	Less than 1%.
(A)	Each share of Series A Preferred Stock has the right to 100,000 votes in all matters submitted to the holders of the Company’s common stock, is convertible into 900 shares of the Company’s common stock, at any time at the holder’s discretion and is entitled to dividends at twice the rate paid to holders of the Company’s common stock.
(1)	Based on 66,177,020 shares of common stock outstanding as of June 16, 2026.
(2)	Based on 10,066,177,020 eligible votes.
(3)	These shares are owned of record by Selkirk Global Holdings, LLC, a company owned by Paul L. Strickland, a Director and Secretary of the Company, whose address is 120 State Ave. NE, Olympia, Washington 98501.
(4)	The securities are held of record by EQUORIX LLC. See Note 7 below.
(5)	50,000,000 of these shares are issued and 90,000,000 of these shares are unissued, but underlie currently convertible shares of Series A Preferred Stock.
(6)	51,806,965 of these shares are issued and 90,000,000 of these shares are unissued, but underlie currently convertible shares of Series A Preferred Stock.
(7)

Finnegan Capital LLC holds sole voting and investment (dispositive) power over the securities held by EQUORIX LLC. Liam Finnegan LLC is the sole member of Finnegan Capital LLC, and David Lee is the manager of Liam Finnegan LLC. By virtue of the foregoing, each of Finnegan Capital LLC, Liam Finnegan LLC and David Lee may be deemed to beneficially own such securities. Each disclaims beneficial ownership except to the extent of any pecuniary interest therein.

(8)	Based on a Schedule 13G filed by Nicosel, LLC on April 27, 2026, reporting sole voting and dispositive power over 3,623,943 shares of common stock (5.5% as reported therein). Salvatore Lauria is the manager of Nicosel, LLC.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above under Item 5.01. Changes in Control of Registrant is incorporated in this Item 5.02.

Item 5.06 Change in Shell Company Status.

Our management has determined that, as of the closing of the Control Agreement, effective June 9, 2026, our company ceased to be a “shell company” as defined in Rule 12b-2 of the Exchange Act. In this regard, please refer to Item 1.01. Entry into a Material Definitive Agreement, which is incorporated into this Item 5.06.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The disclosure set forth above under Item 1.01. Entry into a Material Definitive Agreement is incorporated in this Item 5.07.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	8% Convertible Promissory Note, dated May 26, 2026, issued by the Company to EQUORIX LLC (the EQUORIX Note)
10.1	Change of Control Agreement among the Company, Selkirk Global Holdings, LLC, Paul Strickland and EQUORIX LLC
10.2	Intellectual Property Transfer and Technology Assignment Agreement among the Company, Cho Sun Sik and Sundori Drone Co., Ltd.
10.3	Exclusive License-Back Agreement between the Company and Sundori Drone Co., Ltd.
10.4	Master Services Agreement between the Company and Sundori Drone Co., Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2026.	HALLMARK VENTURE GROUP, INC.

	By:	/s/ Cho Sun Sik
Cho Sun Sik
Co-Chief Executive Officer

	By:	/s/ Dong Wook Chung
Dong Wook Chung
Co-Chief Executive Officer